NEWS RELEASE
Completel Europe N.V.                      Investor Contact:
Blaak 16                                   Catherine Blanchet, Director of
3011 TA Rotterdam                            Investor Relations
The Netherlands                            Tel: +33 1 72 92 20 32
+31 10 43 00 844                           e-mail : ir@completel.fr

(ParisBourse: CTL)                         Press Contact:
                                           Laurence Dutrey,
December 2, 2002                           Grayling Euro RSCG PR & Corporate
                                           Tel : +33 1 41 34 17 34
                                           e-mail : l.dutrey@grayling.fr


     EXTRAORDINARY GENERAL MEETING OF COMPLETEL EUROPE N.V. TO BE HELD ON
                             DECEMBER 16, 2002

Paris, December 2, 2002 - Completel Europe N.V. (the "Company") has announced that the extraordinary general meeting of its shareholders will take place on Monday, December 16, 2002 at the offices of Stibbe, Stibbetoren, Strawinskylaan 2001, 1077 ZZ Amsterdam, The Netherlands. The meeting will begin at 1:00 PM local time.

The meeting is being called to pass on the following agenda:

1. To designate the present members of the Supervisory Board, Messrs. Lawrence F. DeGeorge and James C. Allen, as Supervisory Directors A.

2.   To appoint the following nominees as Supervisory Directors B:

     First position
     First Nominee: Jean-Pierre Vandromme
     Second Nominee: Marie-Laure Ducamp Weisberg

     Second position
     First nominee:  Duncan Lewis
     Second nominee:  Paul Alexander Joost Westhoff

3. To appoint the following nominees as Supervisory Directors C until the close of the annual general meeting at which the Company's accounts for the financial year ended December 31, 2002 are considered:

     First position
     First nominee:  Jean-Marie Descarpentries
     Second nominee:  Marie-Laure Ducamp Weisberg

     Second position
     First nominee:  Dominique Vignon
     Second nominee:  Paul Alexandre Joost Westhoff

4. To approve the Remuneration Plan for the Supervisory Directors B and C and to determine that each of the Supervisory Directors B and C will receive 20,000 options under the Remuneration Plan, for the right to acquire a total of 80,000 of the Company's Ordinary shares. The Remuneration Plan is further described a in proxy statement that will be mailed to the Company's registered shareholders and will be available on the Company's website: www.completel.com.

5. To appoint Deloitte & Touche as the Company's independent auditors until the close of the annual general meeting at which the Company's accounts for the year ended December 31, 2002 are considered.

6. To discuss such other matters as may properly come before the meeting.

The agenda, the names and information relating to the persons who have been nominated as Supervisory Directors B and C, as well as all other documents that the Company is required to make available for inspection pursuant to Dutch law and the Company's Articles of Association, are available for inspection at the Company's registered offices located at Blaak 16, 3011 TA Rotterdam, The Netherlands, and at the offices of SNS Securities N.V., 162, Nieuwezijds Voorburgwal, 1012 SJ Amsterdam, The Netherlands.

A proxy statement relating to the above matters will be mailed to the Company's registered shareholders and will be available for inspection at the Company's registered offices and at the offices of SNS Securities N.V. The proxy statement will also be available on the Company's website: www.completel.com. Copies of these documents can be obtained free of charge by our registered shareholders and other persons entitled to attend our shareholders' meetings by written request to the Company's registered offices or to the offices of SNS Securities N.V.

Completel Europe NV (ParisBourse: CTL).
Completel is a facilities-based provider of fibre optic local access telecommunications and Internet services to business end-users, carriers and ISPs with activities predominantly located in France.

 Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                          Tel : +33 1 72 92 20 00
                             www.completel.com
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